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                       FIRST AMENDMENT TO RIGHTS AGREEMENT

      THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), is entered into by and between WILLIS LEASE FINANCE CORPORATION, a Delaware Corporation (the "Company") and AMERICAN STOCK TRANSFER & TRUST COMPANY, a trust company organized under the laws of the State of New York, as rights agent (the "Rights Agent"), and shall be deemed effective as of __________, 2000 (the "Effective Date").

                                    RECITALS

      WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated September 24, 1999 (the "Rights Agreement") to provide for the distribution of preferred share purchase rights for each share of Company common stock outstanding at the Close of Business (as such term is defined in the Rights Agreement) on October 12, 1999, which rights represent the right to purchase one one-hundredth of a preferred share of the Company subject to the terms and conditions set forth in the Rights Agreement;

      WHEREAS, the Company, FlightTechnics LLC, a Delaware limited liability company (the "Investor") and certain affiliates of the Investor have entered into an Investment Agreement dated as of November 7, 2000(the "Investment Agreement") whereby the Company has (i) agreed to issue and sell and the Investor has agreed to purchase 1,300,000 shares of the Company's common stock and (ii) subject to the satisfaction of certain conditions set forth in the Investment Agreement, the Investor has been given the option to purchase between 1,700,000 shares of the Company's common stock and that number of shares that when added to the 1,300,000 shares already purchased by the Investor, would equal 34.9% of the total outstanding common stock of the Company;

      WHEREAS, the Company's Board of Directors (the "Board") has determined that it is fair and in the best interests of the shareholders of the Company to amend the Rights Agreement to allow the Investor to purchase shares of the Company's common stock pursuant to the Investment Agreement without triggering the preferred share purchase rights under the Rights Agreement; and

      WHEREAS, the Board has voted in favor of this Amendment.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                    AMENDMENT

      1.1 Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:

            (a) The definition of "Exempt Person" in Section 1 of the Rights Agreement is hereby amended by inserting the text "FlightTechnics, any SAirGroup Affiliate,"

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immediately after the word "mean" where such word appears on the first line of such definition and by inserting the text ", provided that FlightTechnics and any SAirGroup Affiliate shall automatically be removed from the definition of an Exempt Person if (i) FlightTechnics and any SAirGroup Affiliate, taken as a whole, Beneficially Own more than 30% of the Voting Shares of the Company without having purchased at least an additional 1,700,000 Common Shares at the Second Closing or (ii) at any time after FlightTechnics purchases at least an additional 1,700,000 Common Shares at the Second Closing, FlightTechnics and any SairGroup Affiliate, taken as a whole, Beneficially Own less than 15% of the Voting Shares of the Company ." immediately after the second appearance of the term "employee benefit plan" in such definition.

            (b) Section 1 of the Rights Agreement is hereby further amended by inserting the following definitions in appropriate alphabetical order:

      "Investment Agreement" shall mean the Investment Agreement, dated as of November 7, 2000, among the Company, FlightTechnics, Flightlease AG, a company organized under the laws of Switzerland and SR Technics Group, a company organized under the laws of Switzerland.

      "FlightTechnics" shall mean FlightTechnics LLC, a Delaware limited liability company.

      "SAirGroup" shall mean SAirGroup AG, a company organized under the laws of Switzerland.

      "SAirGroup Affiliate" shall mean any affiliate of SAirGroup of which SAirGroup owns at least a majority of the equity interests and has management control.

      "Second Closing" shall have the meaning set forth in the Investment Agreement.

      1.2 Reference to and Effect on Rights Agreement. On and after the Effective Date, each reference in the Rights Agreement to the term "Agreement," "hereof" or "herein" shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment and the amendments to the Rights Agreement, set forth in
Section 1.1 herein, effected hereby shall be effective as of the Effective Date and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall otherwise be unaffected hereby.

                                    ARTICLE 2

                                 MISCELLANEOUS

      2.1 Headings. The headings in this Amendment are intended solely for convenience and shall not be construed as limiting or expanding the terms of this Amendment.

      2.2 Counterparts. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties executed this Amendment to be effective as of the date first written above.

                                              WILLIS LEASE FINANCE
                                              CORPORATION

Attest:                                       By:
         ----------------------------            -----------------------------
        Name:                                 Name:
        Title:                                Title:


                                              AMERICAN STOCK TRANSFER &
                                              TRUST COMPANY, as Rights Agent

Attest:                                       By:
         ----------------------------            -----------------------------
        Name:                                 Name:
        Title:                                Title:


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